UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2016

VERSAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center Springfield, Virginia 22151
(Address of principal executive offices)
(Zip Code)

(703) 750-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01
Other Events.

On December 1, 2016 and effective November 30, 2016, Versar, Inc. (the “Company”), certain of its subsidiaries and Bank of America. N.A. (the “Lender”) as the lender and letter of credit issuer for a revolving credit facility in the amount of $25 million and a term facility in the amount of $5 million (the “Loan Agreement”) entered into a Sixth Forbearance Agreement pursuant to which the Lender agreed, among other things, to continue to forbear from exercising any and all rights or remedies available to it under the Loan Agreement and applicable law related to certain covenant defaults for a period ending on the earliest to occur of: (a) a breach by the Company of any obligation or covenant under the Forbearance Agreement, (b) any other default or event of default under the Loan Agreement (other than the defaults acknowledged therein) or (c) December 9, 2016 (the “Forbearance Period”). Under the Company’s previously disclosed Fifth Forbearance Agreement, the Forbearance Period was set to expire on November 30, 2016. The covenant defaults under the Loan Agreement previously disclosed by the Company continued through the Company’s fiscal quarter ended October 1, 2016.
Under the Sixth Forbearance Agreement, the Company retains the ability to borrow funds under the revolving credit facility subject to a cap of $13.0 million and provided that all of the terms and conditions for borrowings are satisfied, other than the existence of the acknowledged covenant defaults and the use of such borrowings is consistent with the 13 Week Cash Flow Forecast provided to the Lender pursuant to the Sixth Forbearance Agreement. The Company was required to pay an additional forbearance fee of $10,000 as a condition precedent to the effectiveness of the Sixth Forbearance Agreement, and which sum is in addition to the remaining $281,250 installment of forbearance fees, payable upon the earlier of the occurrence of a Forbearance Termination event or December 9, 2016.
The Sixth Forbearance Agreement was entered into in consideration of the ongoing efforts of the Company to resolve such defaults or secure new financing to refinance and replace the Loan Agreement. To that end, the Company and the Lender have executed a term sheet for the purpose of finalizing an amendment to the Loan Agreement. Among other provisions, the term sheet envisions a modification of the covenants to address the outstanding defaults under the Loan Agreement. In addition, the Company will continue to: (1) report its financial status to the Lender, (2) use the services of a Chief Restructuring Officer, and (3) work with a strategic financial adviser to assist with the structuring and consummation of a transaction the purpose of which will be the replacement or repayment in full of all obligations under the Loan Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: December 5, 2016	VERSAR, INC.

	By:	/s/ JAMES D. VILLA
James D. Villa
Senior Vice President and General Counsel